                    GRUBB & ELLIS COMPANY AND SUBSIDIARIES
                   EXHIBIT (11) STATEMENT RE COMPUTATION OF
                        PER SHARE EARNINGS - FORM 10-Q
                          FOR THE THREE MONTHS ENDED
                          SEPTEMBER 30, 1997 AND 1996
                                  (UNAUDITED)
                     (IN THOUSANDS, EXCEPT FOR SHARE DATA)

                                                         Three Months
                                                       Ended September 30,
                                                       -------------------
                                                        1997         1996
                                                      --------     --------
Primary income per share applicable to
 Common Stock:

Weighted average common shares and
 equivalents outstanding                             22,036,137    8,916,567
                                                     ----------    ---------
                                                     ----------    ---------

Net income                                           $    3,035    $   1,296

Dividends in arrears on Preferred Stock                     --          (795)
                                                     ----------    ---------
Net income applicable to Common Stockholders         $    3,035    $     501
                                                     ----------    ---------
                                                     ----------    ---------
Net income per common share and equivalents          $      .14    $     .06
                                                     ----------    ---------
                                                     ----------    ---------
Fully diluted income per share applicable to Common Stock:

Weighted average common shares and
 equivalents outstanding                             22,036,137    8,916,567
                                                     ----------    ---------
                                                     ----------    ---------
Net income                                           $    3,035    $     501
                                                     ----------    ---------
                                                     ----------    ---------
Net income per common share and equivalents          $      .14    $     .06
                                                     ----------    ---------
                                                     ----------    ---------